UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2018

GOLUB CAPITAL BDC, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-00794	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

666 Fifth Avenue, 18th Floor, New York, NY	10103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 16, 2018, Golub Capital BDC, Inc. (the “Company”) completed a $602.4 million term debt securitization (the “2018 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company and subject to its overall asset coverage requirement. The notes offered in the 2018 Debt Securitization (the “2018 Notes”) were issued by Golub Capital BDC CLO III LLC, an indirect, wholly-owned and consolidated subsidiary of the Company (the “2018 Issuer”), and are backed by a diversified portfolio of senior secured and second lien loans. The transaction was executed through a private placement of approximately $327.0 million of AAA/AAA Class A 2018 Notes, which bear interest at the three-month LIBOR plus 1.48%; $61.2 million of AA Class B 2018 Notes, which bear interest at the three-month LIBOR plus 2.10%; $20.0 million of A Class C-1 2018 Notes, which bear interest at the three-month LIBOR plus 2.80%; $38.8 million of A Class C-2 2018 Notes, which bear interest at the three-month LIBOR plus 2.65%; $42.0 million of BBB- Class D 2018 Notes, which bear interest at the three-month LIBOR plus 2.95%; and $113.4 million of Subordinated 2018 Notes which do not bear interest. The Company indirectly retained all of the Class C-2, Class D and Subordinated 2018 Notes. Through January 20, 2023, all principal collections received on the underlying collateral may be used by the 2018 Issuer to purchase new collateral under the direction of GC Advisors LLC, the Company’s investment adviser (“GC Advisors”), in its capacity as collateral manager of the 2018 Issuer and in accordance with the Company’s investment strategy, allowing the Company to maintain the initial leverage in the 2018 Debt Securitization. The 2018 Notes are scheduled to mature on January 20, 2031.

A portion of the proceeds of the private placement of the 2018 Notes, net of expenses, was used to repay all amounts outstanding under Golub Capital BDC 2010-1 LLC’s senior secured revolving credit facility (the “MS Credit Facility”) with Morgan Stanley Bank, N.A., as lender, Morgan Stanley Senior Secured Funding, Inc. as administrative agent, and U.S. Bank National Association, as collateral agent for the administrative agent and the lenders, following which the agreements governing the MS Credit Facility were terminated.

Two loan sale agreements govern the 2018 Debt Securitization. Under the terms of the loan sale agreement entered into upon closing on November 16, 2018 (the “Closing Date”) of the 2018 Debt Securitization (the “Closing Date Loan Sale Agreement”), which provides for the sale of assets on the Closing Date to satisfy risk retention requirements, (1) the Company transferred to GC Advisors a portion of its ownership interest in the portfolio company investments securing the 2018 Debt Securitization for the purchase price and other consideration set forth in the Closing Date Loan Sale Agreement and (2) immediately thereafter, GC Advisors sold to the 2018 Issuer all of its ownership interest in such portfolio loans for the purchase price and other consideration set forth in the Closing Date Loan Sale Agreement. Under the terms of the other loan sale agreement governing the 2018 Debt Securitization (the “Depositor Loan Sale Agreement”), which provides for the sale of assets on the Closing Date as well as future sales from the Company to the 2018 Issuer through Golub Capital BDC CLO III Depositor LLC, a direct, wholly-owned and consolidated subsidiary of the Company (the “CLO Depositor”), (3) the Company sold and/or contributed to the CLO Depositor the remainder of its ownership interest in the portfolio company investments securing the 2018 Debt Securitization and participations for the purchase price and other consideration set forth in the Depositor Loan Sale Agreement and (4) CLO Depositor, in turn, sold to the 2018 Issuer all of its ownership interest in such portfolio loans and participations for the purchase price and other consideration set forth in one of the loan sale agreements. Following these transfers, the 2018 Issuer, and not GC Advisors, CLO Depositor or the Company, held all of the ownership interest in such portfolio company investments and participations. The Company made customary representations, warranties and covenants in these loan sale agreements.

The 2018 Notes are the secured obligations of the 2018 Issuer, and an indenture governing the 2018 Notes includes customary covenants and events of default.   The 2018 Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

GC Advisors, will serve as collateral manager to the 2018 Issuer under a collateral management agreement and will receive a fee for providing these services. Pursuant to the Company’s second amended and restated investment advisory agreement with GC Advisors (the “Investment Advisory Agreement”), the total fees paid to GC Advisors for rendering collateral management services, which are less than the management fee payable under the Investment Advisory Agreement, will be offset against such management fee.

The descriptions of the documentation related to the 2018 Debt Securitization contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the underlying agreements, attached hereto as Exhibits 10.1,10.2, 10.3 and 10.4 and incorporated into this Current Report on Form 8-K by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Indenture, dated November 16, 2018, by and between Golub Capital BDC CLO III LLC and US Bank National Association.

10.2	Collateral Management Agreement, dated November 16, 2018, by and between Golub Capital BDC CLO III LLC and GC Advisors LLC.

10.3	Master Loan Sale Agreement by and among Golub Capital BDC, Inc., as the seller, GC Advisors LLC, as the closing date seller, Golub Capital BDC CLO III LLC, as the buyer, and Golub Capital BDC 2010-1 LLC, as the warehouse borrower, dated as of November 16, 2018.

10.4	Master Loan Sale Agreement by and among Golub Capital BDC, Inc., as the seller, Golub Capital BDC CLO III Depositor LLC, as the intermediate seller, and Golub Capital BDC CLO III LLC, as the buyer, dated as of November 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

Date: November 21, 2018	By:	/s/ Ross A. Teune
	Name:	Ross A. Teune
	Title:	Chief Financial Officer